Exhibit 99.4

Instruction to Registered Holders and

DTC Participants

From Beneficial Owner of

Unregistered 6.875% Senior Notes due 2020

of

VIASAT, INC.

The undersigned hereby acknowledges receipt of the prospectus, dated                     , 2012, of ViaSat, Inc., a Delaware corporation (“ViaSat”), and the letter of transmittal, that together constitute ViaSat’s offer to exchange up to $300,000,000 aggregate principal amount of its new 6.875% Senior Notes due 2020 (the “new notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding unregistered 6.875% Senior Notes due 2020 (the “old notes”). Old notes may be tendered in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the old notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the prospectus and the letter of transmittal.

The aggregate face amount of the old notes held by you for the account of the undersigned is (fill in amount):

$                 of unregistered 6.875% Senior Notes due 2020

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER ALL of the old notes held by you for the account of the undersigned.

☐	To TENDER the following old notes held by you for the account of the undersigned (insert principal amount of old notes to be tendered, if any):

$                 of unregistered 6.875% Senior Notes due 2020

☐	NOT to TENDER any old notes held by you for the account of the undersigned.

If the undersigned instructs you to tender old notes held by you for the account of the undersigned, it is understood that you are authorized:

•

to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties and agreements contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

•	the new notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the undersigned;

•	the undersigned is not engaging in and does not intend to engage in a distribution of the new notes;

•	the undersigned does not have an arrangement or understanding with any person to participate in the distribution of such new notes;

•	the undersigned is not an “affiliate” of ViaSat or the guarantors within the meaning of Rule 405 under the Securities Act;

•

if the undersigned is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under Section 25102(i) of the Corporate Securities Law of 1968 and Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations;

•

if the undersigned is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and (k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985;

•

the undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or is participating in the exchange offer for the purpose of distributing the new notes, must comply with the registration and delivery requirements of the Securities Act in connection with a secondary resale transaction of the new notes or interests therein acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the “SEC”) set forth in certain no-action letters;

•

the undersigned understands that a secondary resale transaction described in the previous bullet point and any resales of new notes or interests therein obtained by such holder in exchange for old notes or interests therein originally acquired by such holder directly from ViaSat should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K or the SEC;

•

if the undersigned is a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes, the undersigned is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act; and

•	the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations;

•	to agree, on behalf of the undersigned, as set forth in the letter of transmittal; and

•	to take such other action as necessary under the prospectus or the letter of transmittal to effect the valid tender of old notes.

The undersigned acknowledges that if an executed copy of this instruction letter is returned, the entire principal amount of old notes held for the undersigned’s account will be tendered unless otherwise specified above.

The undersigned hereby represents and warrants that the undersigned (1) owns the old notes tendered and is entitled to tender such notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer the old notes and to acquire new notes issuable upon the exchange of such tendered old notes, and that, when the same are accepted for exchange, ViaSat will acquire good, marketable and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction or proxy of any kind.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

Date: